Exhibit 32.1

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Brian Douglas, Chief Financial Officer of Graham Capital Management L.P. and I, Paul Sedlack, Chief Operating Officer of Graham Capital Management L.P., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 10-K of Graham Alternative Investment Fund I LLC (the “registrant”) for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 28, 2014

/s/ Brian Douglas
Brian Douglas
Chief Financial Officer
Graham Capital Management L.P.

/s/ Paul Sedlack
Paul Sedlack
Chief Operating Officer
Graham Capital Management L.P.